UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

AppTech Payments Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-27569	66-0847995
(Commission File Number)	(IRS Employer Identification No.)

5876 Owens Ave, Suite 100

Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 707-5959

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	APCX	Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $4.15	APCXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Benjamin Jenkins as Company’s Chief Technology Officer

On March 30, 2023, Benjamin Jenkins notified AppTech Payments Corp. (“AppTech” or “Company”) that he would be resigning as Chief Technology Officer (“CTO”) of the Company to be effective March 31, 2023, and the Company has mutually agreed to this date. Mr. Jenkins’ resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, practices, or otherwise known to any executive officer of the Company.

Mehrak Hamzeh will assume the duties of Company’s Chief Technology Officer but not the title

As of April 5, 2023, the Company has not filled the vacant position of Chief Technology Officer. However, responsibilities formerly under the CTO role were assumed by Consultant Mehrak Hamzeh, effective March 31, 2023. Mr. Hamzeh has worked in various capacities with the Company over the last ten years. This includes operating as an advisor to the CEO overseeing the CTO role and the Company’s platform rollout since November 2022. In addition, Mr. Hamzeh has been the Company’s Intellectual Property & Partnerships Consultant since January 2022.

In his capacity and current role, Hamzeh will provide the following services to the Company:

•	Successful launch of Text To Pay
•	Successful launch of P2P closed-loop payment system
•	Successful launch of 2-way SMS chat
•	Successful launch of Banking as a Service / Payments as a Service offering API & white label
•	Strategic Partnerships and Licensing to monetize Intellectual Property
•	Responsible for overseeing the completion of the platform rollout
•	Managing and evaluating the Company’s technological resources

Mehrak Hamzeh’s background includes a focus of over 20 years in wireless, banking, and internet sectors, with a passion for digital banking and payment experiences. He started his career with Silicon Valley Bank in their Venture Capital Group, reporting directly to Greg Becker on Sandhill Road in Palo Alto, then moved on to a venture-backed start-up to launch and design the first stock trading application for your phone with E*TRADE in 2001 using Palm Pilot and the first Samsung black and white flip phones using the WAP browser.

Mr. Hamzeh co-founded Globaltel Media, Inc in 2004, where he authored patents issued by the USPTO that became the cornerstone of mobile payments as we see it today. He also authored patents that became the de facto standard for mobile media delivery and 2-way SMS communication systems over wireless. AppTech acquired Globaltel Media’s patents in 2017.

In 2006, Hamzeh co-founded Transcendent One, Inc (“T1”) with Luke D’Angelo, where they pioneered the first merchant-owned payment processing company earning the ranks of INC 5000 Magazine status in 2011. T1 became AppTech in 2013.

In 2010, Hamzeh co-founded RhinoPay, a P2P text payment company, filed a patent, then acquired subsequently by Spindle, Inc in 2011, an OTC publicly traded company at that time.

Mr. Hamzeh has deep experience building and managing in-house, near-shore, and offshore engineering teams and strategies to launch enterprise-grade platforms to market. Mr. Hamzeh earned his Bachelor of Science in Business Administration from California Polytechnic State University, San Luis Obispo, with an emphasis in Management Information Systems.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPTECH PAYMENTS CORP.

Date: April 5, 2023	By:	/s/ Luke D’Angelo
Luke D’Angelo
Chief Executive Officer

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